Exhibit 10.17

                          MIDNIGHT HOLDINGS GROUP, INC.
                        RESTRICTED STOCK AWARD AGREEMENT

      This RESTRICTED STOCK AWARD AGREEMENT (the "Agreement") is made as of March 30, 2007 (the "Effective Date"), by and between MIDNIGHT HOLDINGS GROUP, INC., a Delaware corporation (the "Company"), and STEPHEN J. STEARMAN ("Stearman").

                                    RECITALS

      A. Concurrently herewith the Company and Stearman are entering into an Employment Agreement (the "Employment Agreement") providing for the grant by the Company to Stearman of 1,000,000 shares of restricted common stock of the Company, par value $.00005 per share (the "Common Stock");

      B. The shares of Common Stock to be granted to Stearman will be subject to certain restrictions on transfer and other terms and conditions; and

      C. Capitalized terms not otherwise defined herein shall have the meaning given to them in the Employment Agreement.

      NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

      1. GRANT OF STOCK. Concurrently with the execution and delivery of this Agreement, the Company shall cause its transfer agent to issue and deliver to Stearman a stock certificate in his name for 1,000,000 shares (the "Shares") of Common Stock pursuant to the Employment Agreement (the "Certificate"). The Shares and the Certificate shall be subject to all the terms, conditions and restrictions set forth in this Agreement. In the event Stearman is not in possession of the Certificate by 5:00 p.m. Central Time on Monday, April 9, 2007, the Company and its affiliates and subsidiaries shall be in breach of the Employment Agreement, the Asset Purchase Agreement entered into by the parties on March 30, 2007 (the "Asset Purchase Agreement") and any exhibits thereto, and the Additional Agreements, as that term is defined in the Asset Purchase Agreement

      2. VESTING AND COMPANY'S RIGHT OF REPURCHASE. The Shares shall become fully vested upon the second anniversary of the date hereof, provided that Stearman has continuously served as an employee of the Company or its affiliates during such two year period. Notwithstanding the foregoing, if the Stearman's employment is terminated by the Company for other than "Good Cause" or if the Stearman terminates his employment with the Company for Good Reason, the Shares shall immediately vest. If Stearman's employment is terminated prior to such second anniversary by the Company for Good Cause, or by Stearman for other than Good Reason, then the Company shall have the

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right to repurchase all such Shares for an aggregate purchase price for all
Shares of One Dollar ($1.00).

      3. EMPLOYMENT AGREEMENT. The Shares are subject to all of the terms and provisions of the Employment Agreement. In the event of any conflict between the terms of this Agreement and the Employment Agreement, the terms of this Agreement shall control.

      4. SHARES RECEIVED IN CERTAIN CORPORATE TRANSACTIONS. The terms of this Agreement shall apply to any stock or securities received by Stearman in exchange for the Shares pursuant to a plan of merger, consolidation, recapitalization or reorganization of the Company. The terms of this Agreement shall also apply to any security received as a result of a stock split or stock dividend with respect to the Shares, and such securities shall become Shares pursuant to the terms of this Agreement.

      5. STOCK LEGEND. The Company and Stearman agree that all certificates representing all Shares that at any time are subject to the provisions of this Agreement will have endorsed upon them in bold-faced type a legend in substantially the following form:

RESTRICTIONS ON THE OWNERSHIP RIGHTS OF THE STOCK REPRESENTED BY THIS CERTIFICATE HAVE BEEN IMPOSED PURSUANT TO A RESTRICTED STOCK AWARD AGREEMENT DATED MARCH 30, 2007. A COPY OF THE RESTRICTED STOCK AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER OF THIS CERTIFICATE UPON RECEIPT BY THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE OF A WRITTEN REQUEST FROM THE HOLDER REQUESTING SUCH COPY.

      6. NOTICES. Any notice required to be given hereunder will be deemed to be duly given on the date of delivery if delivered in person or on the date of mailing if mailed by registered or certified mail, postage prepaid, return receipt requested, to the party or parties that are to receive such notice at the addresses indicated on the Company's books and records. The address of Stearman or the Company may be changed only by giving written notice to the other party of such change of address.

      7. TAXES. To the extent the lapse of restrictions results in the receipt of compensation by Stearman for tax purposes, the Company shall withhold from any cash compensation then or thereafter payable to Stearman any tax required to be withheld by reason thereof. To the extent the Company determines that such cash compensation is or may be insufficient to fully satisfy such withholding requirement, Stearman shall deliver to the Company cash in an amount determined by the Company to be sufficient to satisfy any such withholding requirement. If Stearman makes the election authorized by Section 83(b) of the Internal
Revenue Code of 1986, as amended, Stearman shall submit to the Company a copy of the statement filed by Stearman to make such election.

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      8. ENTIRE AGREEMENT; COUNTERPARTS. This Agreement contains the entire understanding between the parties concerning the subject contained in this Agreement, provided that the Shares are also subject to certain restrictions on transfer and other conditions contained in the Employment Agreement. Except for such Agreement, there are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto, relating to the subject matter of this Agreement, that are not fully expressed herein. This Agreement may be signed in one or more counterparts, all of which shall be considered one and the same agreement.

      9. TERM. This Agreement will terminate upon the earlier of (a) the agreement of the Company and Stearman to terminate this Agreement, or (b) thirty days following the second anniversary of the Effective Date.

      10. FURTHER ASSURANCES. Each party to this Agreement agrees to perform all further acts and to execute and deliver all further documents as may be reasonably necessary to carry out the intent of this Agreement.

      11. SEVERABILITY. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, will not be affected, and such unenforceable provisions shall be automatically replaced by a provision as similar in terms as may be valid and enforceable.

      12. CONSTRUCTION. Whenever used in this Agreement, the singular number will include the plural, and the plural number will include the singular, and the masculine or neuter gender shall include the masculine, feminine, or neuter gender. The headings of the Sections of this Agreement have been inserted for purposes of convenience and shall not be used for interpretive purposes.

      13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

      14. SUCCESSORS. The provisions of this Agreement will benefit and will be binding upon the assigns, successors in interest, personal representatives, estates, heirs and legatees of each of the parties hereto.

      15. SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement, the nonbreaching parties would be irreparably harmed and could not be made whole by monetary damages. Each of the parties hereto accordingly agrees to waive the defense in any action for injunction or specific performance that a remedy at law would be adequate and that the parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to an injunction or to compel specific performance of this Agreement.

      16. AMENDMENT. This Agreement may only be amended by the written consent of both of the parties to this Agreement at the time of such amendment.

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      IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the Effective Date.

STEARMAN:

_________________________________

STEPHEN J. STEARMAN

COMPANY:

MIDNIGHT HOLDINGS GROUP, INC., A
DELAWARE CORPORATION

By: _________________________________
    Nicholas A. Cocco, Chairman, President
and CEO

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